SECURITIES PURCHASE AGREEMENT

                  THIS SECURITIES PURCHASE AGREEMENT, dated as of April 26, 2006 (this "Agreement"), is entered into by and between AMEDIA NETWORKS, INC., a Delaware corporation with headquarters located at 2 Corbett Way, Eatontown, New Jersey 07724 (the "Company"), and each individual or entity named on an executed counterpart of the signature page hereto (each such signatory is referred to as a "Buyer") (each agreement with a Buyer being deemed a separate and independent agreement between the Company and such Buyer, except that each Buyer acknowledges and consents to the rights granted to each other Buyer [each, an "Other Buyer"] under such agreement and the Transaction Agreements, as defined below, referred to therein).

                              W I T N E S S E T H:

                  WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

                  WHEREAS, the Buyer wishes to lend to the Company, subject to and upon the terms and conditions of this Agreement and acceptance of this Agreement by the Company, the Purchase Price (as defined below), the repayment of which will be represented by 8% Senior Secured Convertible Debentures Series 06-02 of the Company (the "Convertible Debentures"), which Convertible Debentures will be convertible into shares of Common Stock, $.001 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Convertible Debentures, together with the Warrants (as defined below) exercisable for the purchase of shares of Common Stock;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

                  a. Purchase.

                  (i) Subject to the terms and conditions of this Agreement and the other Transaction Agreements, the undersigned Buyer hereby agrees to loan to the Company the principal amount set forth on the Buyer's signature page of this Agreement (the "Total Purchase Price"),(1) out of the aggregate amount being loaned by all Buyers of $10,000,000(the "Aggregate Purchase Price").

                  (ii) The Total Purchase Price shall be paid by the Buyer as follows: (x) one hundred percent (100%) of the Total Purchase Price (the "Initial Purchase Price") shall be paid on the Initial Closing Date (as defined below) and (y) the balance of the Total Purchase Price (the "Additional Purchase Price") shall be paid on the

-----------

(1)The minimum Total Purchase Price per Buyer named on a signature page is $100,000, unless the Company, in its sole and absolute discretion, waives this minimum with respect to any specific Buyer.



                                                                         4/26/06

Additional Closing Date (as defined below).(3) The applicable portion of the Total Purchase Price payable on or in connection with the relevant Closing Date (as defined below) is referred to as the "Purchase Price" for such Closing Date. Payments for each Closing Date shall be made as provided in Section 1(c) hereof. The aggregate Initial Purchase Price of all Buyers is referred to as the "Aggregate Initial Purchase Price." The aggregate Additional Purchase Price of all Buyers is referred to as the "Aggregate Additional Purchase Price."

                  (iii) The obligation to repay the loan from the Buyer shall be evidenced by the Company's issuance of one or more Convertible Debentures to the Buyer in such principal amount (the Convertible Debentures issued to the Buyer, the "Debentures"). Each Debenture (i) shall provide for a Conversion Price (as defined below), which price may be adjusted from time to as provided in the Debenture, (ii) shall have the terms and conditions of, and be substantially in the form attached hereto as, Annex I, and (iii) shall be secured pursuant to the terms of the Security Interest Agreement substantially in the form annexed hereto as Annex VIII (the "Security Interest Agreement").(4)

                  (iv) With respect to each Closing Date, the Company will deliver the relevant Certificates (as defined below) to the Escrow Agent as provided in Section 1(c) hereof.

                  (v) The loan to be made by the Buyer and the issuance of the Debentures and the Warrants (collectively, the "Purchased Securities") to the Buyer are sometimes referred to herein and in the other Transaction Agreements as the purchase and sale of the Debentures and the Warrants.
                  b. Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

                  "Additional Closing Date" means the date of the closing of the purchase and sale of the Additional Debentures and the Additional Warrants, as provided herein.

                  "Additional Debentures" means the Debentures issued on the Additional Closing Date.

                  "Additional Warrants" means the Warrants issued on the Additional Closing Date.

                  "Affiliate" means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

                  "Authorized Share Increase" means the approval of an amendment to the Company's Certificate of Incorporation, as amended to date, to be duly presented to the stockholders of the Company at the Company's next annual or special stockholders meeting (or, if approved by written consent of the holders of a sufficient number of outstanding shares eligible to vote in accordance with the law of the State of Incorporation, as reflected in an

-----------

(3)Because 100% of the Total Purchase Price is to be paid by the Initial Closing Date, there will be only one Closing Date and all Debentures and Warrants will be issued on that date. All references in the Transaction Agreements to (i) events to occur on or in connection with the Additional Closing Date should be read in this context and (ii) dates determined in relation to the Additional Closing Date should be refer to refer to such date in relation to the single Initial Closing Date.

(4)By signing this Agreement, the Buyer, subject to acceptance by the Agent named in the Security Interest Agreement, agrees to all of the terms and conditions of, and becomes a party to, the Security Interest Agreement, all of the provisions of which are incorporated herein by this reference as if set forth in full.


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

Information Statement distributed to the stockholders of the Company), increasing the authorized shares of the Common Stock to at least 100 million shares.

                  "Buyer Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Buyer pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act (as defined below).

                  "Buyer's Allocable Share" means the fraction, of which (i) the numerator is the Buyer's Total Purchase Price (to the extent actually paid) and
(ii) the denominator is the Closed Aggregate Purchase Price.

                  "Certificate of Incorporation" means the Certificate of Incorporation, Articles of Incorporation or other charter document (howsoever denominated) of the Company, as amended to date.

                  "Certificates" means the (x) the original ink-signed Debentures and (y) the original ink-signed Warrants, each duly executed by the Company and issued in the name of the Buyer on the relevant Closing Date.

                  "Charter Amendment" means an amendment to its Certificate of Incorporation, as currently in effect, to reflect the Authorized Share Increase.

                  "Charter Amendment Date" means the date the Charter Amendment is duly filed in the State of Incorporation.

                  "Closed Aggregate Purchase Price" means (i) until the Additional Closing Date, the Aggregate Initial Purchase Price, and (ii) after the Additional Closing Date, the sum of the Aggregate Initial Purchase Price and the Aggregate Additional Purchase Price actually paid by the Buyer and all Other Buyers.

                  "Closing Date" means the relevant Initial Closing Date or the Additional Closing Date.

                  "Closing Price" means the 4:00 P.M. closing bid price of the Common Stock on the Principal Trading Market on the relevant Trading Day(s), as reported by the Reporting Service for the relevant date.

                   "Company Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

                  "Company Counsel" means Aboudi & Brounstein.

                  "Company Principal's Agreement" has the meaning ascribed to in
Section 4(h).

                  "Company's SEC Documents" means the Company's filings on the SEC's EDGAR system which are listed on Annex VI annexed hereto, to the extent available on EDGAR or otherwise provided to the Buyer as indicated on said Annex VI.

                  "Conversion Certificates" means certificates representing the Conversion Shares or the Warrant Shares, as the case may be.

                  "Conversion Date" means the date a Holder submits a Notice of Conversion, as provided in the Debentures.

                  "Conversion Price" means the lower of (i) the Fixed Conversion Price or (ii) the Lowest Fixed Conversion Price.


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

                  "Conversion Shares" means the shares of Common Stock issuable upon conversion of the Debentures and/or in payment of accrued interest, as contemplated in the Debentures.

                  "Converting Holder" means the Holder of Debentures or Warrants, as the case may be, who or which has submitted a Notice of Conversion (as contemplated by the Debentures) or a Notice of Exercise (as contemplated by the Warrants).

                  "Delivery Date" has the meaning ascribed to it, as may be relevant, (x) in the Debentures (with respect to Conversion Shares), (y) in the Warrants (with respect to Warrant Shares), or (z) in the Registration Rights Agreement (with respect to Payment Shares).

                  "Disclosure Letter" means a letter and any modifications thereof, the latest of which is dated at least one Trading Day prior to the Initial Closing Date, from the Company to the Buyer; provided, however, that the Disclosure Letter shall be arranged in sections corresponding to the identified Sections of this Agreement, but the disclosure in any such section of the Disclosure Letter shall qualify other provisions in this Agreement to the extent that it would be readily apparent to an informed reader from a reading of such section of the Disclosure Letter that it is also relevant to other provisions of this Agreement.

                  "Document Escrow Agent" means Krieger & Prager LLP, the escrow agent identified in the Joint Document Escrow Instructions attached hereto as Annex II (the "Joint Escrow Instructions").

                  "Effective Date" means the date the Registration Statement covering the Registrable Securities is declared effective by the SEC.

                  "Escrow Funds" means the Purchase Price delivered to the Funds Escrow Agent as contemplated by Sections 1(c) and (d) hereof.

                  "Exercise Price" means the per share exercise price of the Warrant.

                  "Fixed Conversion Price" means $0.75 (as such amount may be adjusted as provided herein or in the Debentures).

                  "Funds Escrow Agent" means American Stock Transfer & Trust Company, the escrow agent identified in the Wire Instructions.

                  "Holder" means the Person holding the relevant Securities at the relevant time.

                  "Initial Closing Date" means the date of the closing of the purchase and sale of the Initial Debentures and the Initial Warrants, as provided herein.

                  "Initial Debentures" means the Debentures issued on the Initial Closing Date.

                  "Initial Warrants" means the Warrants issued on the Initial Closing Date.

                  "Issue Date Conversion Share" means, with respect to the relevant Closing Date, the number of shares of Common Stock equal to (x) the Purchase Price paid by the Buyer on that Closing Date, divided by (y) the amount which would have been the Conversion Price on such Closing Date, were such date a Conversion Date (without regard to whether or not the Debentures were convertible on such date in accordance with their terms).

                  "Last Audited Date" means December 31, 2005.

                  "Lowest Fixed Conversion Price" means the lowest New Transaction Price (as defined below; as that amount may subsequently be adjusted as provided in the Debentures or herein).


                                                                         4/26/06

                  "Majority in Interest of the Holders" means one or more Holders whose respective outstanding principal amounts of the Debentures held by each of them, as of the relevant date, aggregate at least sixty-six and 67/100 percent (66.67%) of the aggregate outstanding principal amounts of the outstanding Debentures held by the Buyer and all Other Buyers on that date.

                  "Material Adverse Effect" means an event or combination of events, which individually or in the aggregate, would reasonably be expected to
(x) adversely affect the legality, validity or enforceability of the Purchased Securities or any of the Transaction Agreements, (y) have or result in a material adverse effect on the results of operations, assets, or financial condition of the Company and its subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its material obligations under any of the Transaction Agreements or the transactions contemplated thereby.

                  "Maturity Date" has the meaning ascribed to it in the Convertible Debentures.

                  "New Common Stock" means shares of Common Stock and/or securities convertible into, and/or other rights exercisable for, Common Stock, which are offered or sold in a New Transaction.

                  "New Investor" means the third party investor, purchaser or lender (howsoever denominated) in a New Transaction.

                  "New Transaction" means, unless consented to by a Majority in Interest of the Holders (which consent is in the sole discretion of the Holders and may be withheld for any reason or for no reason whatsoever),

         (i) the offer or sale of New Common Stock by or on behalf of the Company to a New Investor and/or

         (ii) the grant of a security interest in or pledge of (x) any or all of the Company's assets by the Company and/or (y) shares of the Company's Common Stock or securities convertible into or exercisable for the Company's Common Stock by any other party in connection with a transaction in which the Company borrows or is otherwise obligated to pay funds to a third party, in a transaction offered or consummated after the date hereof; provided, however, that it is specifically understood that the term "New Transaction" (1) unless consented to otherwise by a Majority in Interest of the Holders (which consent is in the sole discretion of the Holders and may be withheld for any reason or for no reason whatsoever), includes, but is not limited to, a sale of Common Stock or of a security convertible into Common Stock or an equity or credit line transaction, but (2) does not include (a) the sale of the Purchased Securities to the Buyer and the Other Buyers, (b) the issuance of Common Stock upon the exercise or conversion of options, warrants or convertible securities outstanding on the date hereof, or in respect of any other financing agreements as in effect on the date hereof and identified in the Disclosure Letter (provided the same is not amended after the date of the Disclosure Letter) or in the Company's SEC Documents (provided the same is not amended after the date hereof), (c) the issuance of an Employee Stock Option Plan (an "ESOP") of the Company, (d) the issuance of a non-employee director stock option plan of the Company, (e) the issuance of Common Stock pursuant to a consultants' stock option plan of the Company, (f) the issuance of Common Stock upon the exercise of any options or warrants referred to in the preceding clauses of this paragraph (provided the same is not amended after the date hereof), (g) the issuance of stock options or warrants to employees, officers or directors of the Company, provided that all such shares are subject to a Company Principal's Agreement, (h) the issuance of up to an aggregate of 500,000 shares of Common Stock (or securities convertible into such number of shares and then the subsequent issuance of such shares upon conversion) issued to other service providers, or (i) the issuance of shares to a Strategic Partner.

                  "Payment Shares" has the meaning ascribed to it in the Registration Rights Agreement.


                                                                         4/26/06

                  "Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

                  "Placement Agent" means Pond Equities.

                  "Principal Trading Market" means the Over the Counter Bulletin Board or such other market on which the Common Stock is principally traded at the relevant time, but shall not include the "pink sheets."

                  "Registrable Securities" has the meaning ascribed to it in the Registration Rights Agreement.

                  "Registration Rights Agreement" means the Registration Rights Agreement in the form annexed hereto as Annex IV as executed by the Buyer and the Company simultaneously with the execution of this Agreement.

                  "Registration Statement" means an effective registration statement covering the Registrable Securities.

                  "Regular Trading Day" means the regular trading hours of a Trading Day on the Principal Trading Market shall be open for business (as of the date of this Agreement, such hours are, for most Trading Days, approximately 9:30AM to approximately 4PM Eastern Time; provided, however, that certain Trading Days may have shorter regular trading hours; and provided, further, that the regular trading hours may be subsequently changed for the Principal Trading Market).

                  "Reporting Service" means Bloomberg LP or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by a Majority in Interest of the Holders and reasonably acceptable to the Company.

                   "Rule 144" means (i) Rule 144 promulgated under the 1933 Act or (ii) any other similar rule or regulation of the SEC that may at any time permit Holder to sell securities of the Company to the public without registration.

                  "Securities" means the Purchased Securities and the Shares.

                  "Shares" means the shares of Common Stock representing any or all of the Conversion Shares, the Warrant Shares and the Payment Shares.

                  "State of Incorporation" means Delaware.

                  "Strategic Partner" means a third party, whether or not affiliated with the Company, as of the date hereof, which party (i) is engaged in a business which is the business in which the Company is engaged or a similar or related business, and (ii) subsequently purchases (or enters into an agreement to purchase) equity securities of the Company (or securities convertible into equity securities of the Company), where such purchase is accompanied or followed by one or more of the following: the licensing by the Company of all or any portion of its technology to such third party, the licensing by such third party of all or any portion of its technology to the Company, or any other coordination of all or a portion of their respective business activities or operations by the Company and such third party.

                  "Trading Day" means any day during which the Principal Trading Market shall be open for business.


                                                                         4/26/06

                  "Transaction Agreements" means this Agreement, the Debentures, the Joint Escrow Instructions, the Registration Rights Agreement, the Security Interest Agreement, the Warrants, each Company Principal's Agreement, and the Disclosure Letter and includes all ancillary documents referred to in those agreements.

                  "Transfer Agent" means, at any time, the transfer agent for the Company's Common Stock.

                  "VWAP" means the volume weighted average price of the Common Stock on the Principal Trading Market for the relevant Regular Trading Day(s), as reported by the Reporting Service.

                  "Warrants" means (i) the warrants referred to in Section 4 hereof and (ii) the Added Warrants (as defined below), if any.

                  "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

                  "Wire Instructions" means the Purchase Price Wire Instructions as provided in Annex XI annexed hereto.

                  c. Form of Payment; Delivery of Certificates.

                  (i) The Buyer shall pay the Initial Purchase Price by delivering immediately available good funds in that amount to the Funds Escrow Agent no later than the date prior to the Initial Closing Date. The Buyer will pay the Additional Purchase Price by delivering available good funds in that amount to the Funds Escrow Agent no later than the date prior to the Additional Closing Date, as provided in Section 6 hereof.

                  (ii) Within three (3) Trading Days after the Company is notified that the Funds Escrow Agent has on deposit cleared funds from or on behalf of one or more Buyers an aggregate amount equal to the Aggregate Initial Purchase Price and the Company shall have accepted the Buyer's subscription hereunder, but in no event later than the Initial Closing Date, the Company will deliver the relevant Certificates for the Initial Debentures and the Initial Warrants to the Document Escrow Agent. Such Certificates shall be held in escrow by the Document Escrow Agent as provided in the Joint Escrow Instructions. The Company will deliver the Certificates for the Additional Debentures and the Additional Warrants to the Escrow Agent as provided in Section 6 hereof.

                  (iii) By signing this Agreement, each of the Buyer and the Company, subject to acceptance by the Document Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

                  d. Method of Payment. Payment into escrow of the Purchase Price shall be made to the Funds Escrow Agent as provided in the Wire Instructions (see Annex XI).

                  2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

                  The Buyer represents and warrants to, and covenants and agrees with, the Company, as of the date hereof and as of the Initial Closing Date, as follows:

                  a. Without limiting Buyer's right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with the 1933 Act, the Buyer is purchasing the Securities for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

                  b. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act,
(ii) experienced in making investments of the kind described in


                                                                         4/26/06
this Agreement and the other Transaction Agreements, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement and the other Transaction Agreements, and to evaluate the merits and risks of an investment in the Securities, and (iv) able to afford the entire loss of its investment in the Securities.

                  c. All subsequent offers and sales of the Securities by the Buyer shall be made pursuant to registration of the relevant Securities under the 1933 Act or pursuant to an exemption from such registration.

                  d. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

                  e. The Buyer and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Purchased Securities which have been requested by the Buyer, including those set forth in any annex attached hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's SEC Documents.

                  f. The Buyer understands that its investment in the Securities involves a high degree of risk.

                  g. If the Buyer is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code, as currently in effect), such Buyer hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Purchased Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Purchased Securities, (ii) any foreign exchange restrictions applicable to such purchase,
(iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Buyer's subscription and payment for and continued beneficial ownership, if any, of the Securities will not violate any applicable securities or other laws of the Buyer's jurisdiction.

                  h. If the Buyer is an individual, then the Buyer resides in the state or province identified in the address of the Buyer set forth on the Buyer's signature page to this Agreement. If the Buyer is a partnership, corporation, limited liability company or other entity, then the office or offices of the Buyer in which its principal place of business is identified in the address or addresses of the Buyer set forth on the Buyer's signature page to this Agreement.

                  i. The Buyer hereby represents that, in connection with the Buyer's investment or the Buyer's decision to its purchase of the Securities, the Buyer has not relied on any statement or representation of any Person, including any such statement or representation by the Company or the Placement Agent or any of their respective controlling Persons, officers, directors, partners, agents and employees or any of their respective attorneys, except as specifically set forth herein. In furtherance of the foregoing, and not in limitation thereof, the Buyer acknowledges that the Buyer is not relying upon any Person, other than the Company and its controlling Persons, officers and directors, as and to the extent specifically set forth herein, in making such investment. The Buyer agrees that none of (i) any Other Buyer, (ii) any controlling Persons, officers, directors, partners, agents, or employees of each respective Other Buyer or (iii) any of their respective attorneys shall be liable to the Buyer for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Purchased Securities or in connection with the Securities. Each of the Placement Agent, each Other Buyer and each


                                                                         4/26/06
of their respective controlling Persons, officers, directors, partners, agents and employees and each of their respective attorneys is a third party beneficiary of this provision.

                  j. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

                  k. This Agreement and the other Transaction Agreements to which the Buyer is a party, and the transactions contemplated thereby, have been duly and validly authorized, executed and delivered on behalf of the Buyer and are valid and binding agreements of the Buyer enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

                  3. COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Buyer as of the date hereof and as of the Initial Closing Date that, except as otherwise provided in the Disclosure Letter or in the Company's SEC Documents:

                  a. Rights of Others Affecting the Transactions. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Purchased Securities or the Shares. No other party has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Agreements.

                  b. Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect. The Company has registered its stock and is obligated to file reports pursuant to Section 12 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"). The Common Stock is quoted on the Principal Trading Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation.

                  c. Authorized Shares.

         (i) The authorized capital stock of the Company consists of (x) 75,000,000 shares of Common Stock, $.001 par value per share, of which approximately 26,363,460 are outstanding as of April 24, 2006, and (y) 5,000,000 shares of Preferred Stock, $.001 par value, of which (1) 52,500 shares of the Series A 7% Convertible Preferred Stock, par value $.001 per share and having a Stated Value of $100 per share, are authorized and approximately 13,153 shares are outstanding as of such date; and (2) 85,000 shares of the Series B 8% Convertible Preferred Stock, par value $.001 per share and having a Stated Value of $100 per share, are authorized and approximately 47,000 shares are outstanding as of such date.

         (ii) Other than the convertible preferred shares referred to in the immediately preceding subparagraph (i), there are no outstanding securities which are convertible into shares of Common Stock, whether such conversion is currently exercisable or exercisable only upon some future date or the occurrence of some event in the future. If any such securities are listed on the Disclosure Letter, the number or amount of each such outstanding convertible security and the conversion terms are set forth in said Disclosure Letter.

         (iii) All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares on the Closing Date, were the Debentures fully converted and were the Warrant fully exercised on that date.


                                                                         4/26/06

         (iv) The Shares have been duly authorized by all necessary corporate action on the part of the Company, and, when issued on conversion of, or in payment of interest on, the Debentures or upon exercise of the Warrants, in each case in accordance with their respective terms, will have been duly and validly issued, fully paid and non-assessable and will not subject the Holder thereof to personal liability by reason of being such Holder.

         (v) Notwithstanding any other representation or warranty made herein or in any of the other Transaction Agreements, as of the date hereof and as of the Initial Closing Date, the Company may not have sufficient authorized unissued and unreserved shares to be able to issue shares to the Buyer and the Other Buyers in amount which exceeds the shares issuable to honor Notices of Conversion for the Initial Debentures and Notices of Exercise for the Initial Warrants. The Company represents that the Board of Directors (x) has voted to recommend to the stockholders that the Company's Certificate of Incorporation, as currently in effect, be amended to reflect the Authorized Share Increase,
(ii) the Company will file with the SEC and, subject to SEC comments thereon, will send out to the Company's stockholders a notice of, and proxy statement for, a stockholders meeting at which the Authorized Share Increase will be voted on by the stockholders, and (iii) if the Authorized Share Increase is approved by the stockholders, the Company will file the Charter Amendment. All representations, warranties and covenants contained in this Agreement or the other Transaction Agreements are made subject to the provisions of this paragraph (v); provided, however, that this paragraph (v) shall be deemed deleted from this Agreement with respect to all dates after the Charter Amendment is effected.

                  d. Transaction Agreements and Stock. This Agreement and each of the other Transaction Agreements, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Debentures, the Warrants and each of the other Transaction Agreements, when executed and delivered by the Company, will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

                  e. Non-contravention. The execution and delivery of this Agreement and each of the other Transaction Agreements by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Debentures, the Warrants and the other Transaction Agreements do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect.

                  f. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

                  g. Filings. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since March 1, 2005, the Company has filed all annual and quarterly reports required to be filed by the Company with the SEC under Section 13(a) or 15(d) of the 1934 Act.


                                                                         4/26/06

                  h. Absence of Certain Changes. Since the Last Audited Date, there has been no Material Adverse Effect, except as disclosed in the Company's SEC Documents. Since the Last Audited Date, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other material tangible assets, or canceled any material debts owed to the Company by any third party or material claims of the Company against any third party, except in the ordinary course of business consistent with past practices; (v) waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

                  i. Full Disclosure. To the Company's knowledge, there is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Buyer that would reasonably be expected to have or result in a Material Adverse Effect.

                  j. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements. The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expect to have a Material Adverse Effect.

                  k. Absence of Events of Default. Except as set forth in
Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company or its subsidiary is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

                  l. Absence of Certain Company Control Person Actions or Events. To the Company's knowledge, none of the following has occurred during the past five (5) years with respect to a Company Control Person:

     (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

     (2) Such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);


                                                                         4/26/06

     (3) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

         (i) acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission ("CFTC") or engaging in or continuing any conduct or practice in connection with such activity;

         (ii) engaging in any type of business practice; or

         (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

     (4) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Control Person to engage in any activity described in paragraph (3) of this item, or to be associated with Persons engaged in any such activity; or

     (5) Such Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

                  m. No Undisclosed Liabilities or Events. To the best of the Company's knowledge, the Company has no liabilities or obligations other than those disclosed in the Transaction Agreements or the Company's SEC Documents or those incurred in the ordinary course of the Company's business since the Last Audited Date, or which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstance has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the articles or certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without stockholder approval, which change would reduce or otherwise adversely affect the rights and powers of the stockholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

                  n. No Integrated Offering. Neither the Company nor any of its Affiliates nor any Person acting on its or their behalf has, directly or indirectly, at any time since October 1, 2005, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

                  o. Dilution. Each of the Company and its executive officers and directors is aware that the number of shares issuable on conversion of the Debentures, upon exercise of the Warrants or pursuant to the other terms of the Transaction Agreements may have a dilutive effect on the ownership interests of the other stockholders (and Persons having the right to become stockholders) of the Company. The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Debentures, the Warrant Shares upon exercise of the Warrants or the Payment Shares as provided in the Registration Rights Agreement is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other


                                                                         4/26/06
stockholders of the Company, and the Company will honor such obligations, including honoring every Notice of Conversion (as contemplated by the Debentures), every Notice of Exercise (as contemplated by the Warrants), and every demand for Payment Shares (as contemplated by the Registration Rights Agreement), unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so.

                  p. Fees to Brokers, Placement Agents and Others. The Company has taken no action which would give rise to any claim by any Person for brokerage commission, placement agent or finder's fees or similar payments by Buyer relating to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, the Company acknowledges that it has agreed to pay the Placement Agent's Compensation (as defined in the Joint Escrow Instructions) to the Placement Agent in connection with the transactions contemplated hereby. Except for such fees arising as a result of any agreement or arrangement entered into by the Buyer without the knowledge of the Company (a "Buyer's Fee"), Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Buyer, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees (other than a Buyer's Fee).

                  q. Disclosure. All information relating to or concerning the Company set forth in the Transaction Agreements or in the Company's public filings with the SEC is true and correct in all material respects and have not omitted to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which under applicable law, rule or regulation, requires public disclosure or announcement by the Company.

                  r. Confirmation. The Company confirms that all statements of the Company contained herein shall survive acceptance of this Agreement by the Buyer for a period of three (3) years from the Closing Date. The Company agrees that, if, to the knowledge of the Company, any events occur or circumstances exist prior to the release of the Escrow Funds to the Company which would make any of the Company's representations, warranties, agreements or other information set forth herein materially untrue or materially inaccurate as of such date, the Company shall immediately notify the Buyer (directly or through its counsel, if any) and the Document Escrow Agent in writing prior to such date of such fact, specifying which representation, warranty or covenant is affected and the reasons therefor.

                  4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

                  a. Transfer Restrictions.

                  (i) The Buyer acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement or otherwise included in an effective registration statement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.


                                                                         4/26/06

                  (ii) In addition to the foregoing, and not in lieu thereof, the Buyer agrees that, without the express written consent of the Company in each instance, it will not transfer any of the Purchased Securities to any Person which is known to the Buyer to be in substantially the same business as the Company or which is known to be a subsidiary or affiliate of such a Person.

                  b. Restrictive Legend. The Buyer acknowledges and agrees that, until such time as the relevant Shares have been registered under the 1933 Act, as contemplated by the Registration Rights Agreement, and may be sold in accordance with an effective Registration Statement or otherwise in accordance with another effective registration statement, or until such Shares can otherwise be sold without restriction, whichever is earlier, the certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  c. Filings. The Company undertakes and agrees to make all filings required to be made by it in connection with the sale of the Securities to the Buyer under the 1933 Act, the 1934 Act or any United States state securities laws and regulations thereof applicable to the Company or by any domestic securities exchange or trading market, and, unless such filing is publicly available on the SEC's EDGAR system (via the SEC's web site at no additional charge), to provide a copy thereof to the Buyer promptly after such filing. Reference is made to the Section titled "Publicity, Filings, Releases, Etc." below.

                  d. Reporting Status. So long as the Buyer beneficially owns any of the Purchased Securities and for at least twenty (20) Trading Days thereafter, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144(c)(2) of the 1933 Act, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to maintain the continued listing and quotation and trading of its Common Stock (including, without limitation, all Registrable Securities) on the Principal Trading Market or a listing on the NASDAQ/Small Cap or National Markets or AMEX and, to the extent applicable to it, will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the Principal Trading Market and/or the National Association of Securities Dealers, Inc., as the case may be, applicable to it at least through the date which is sixty (60) days after the later of the date on which (x) all of the Debentures have been converted or have been paid in full or (y) all of the Warrants have been exercised or have expired.

                  e. Use of Proceeds. The Company will use the net proceeds received hereunder (excluding amounts paid as contemplated by the Joint Escrow Instructions) as provided in Annex IX attached hereto (the "Use of Proceeds"). The Use of Proceeds provides, among other things, that such net proceeds on the Initial Closing Date shall be used (i) first, for repayment of the promissory notes identified in the Use of Proceeds (each, a "Specified Note") to the holders thereof named therein (each, a "Specified Holder"); and (ii) then, for general corporate purposes; provided however, the Company will not use such to pay fees payable (x) to another broker or finder (other than the Placement Agent) relating to the offer and sale of the Purchased Securities or (y) to any other party relating to any financing transaction effected prior to the Initial Closing Date.

                  f. Warrants.

                  (i) The Company agrees to issue to the Buyer on the Closing Date a transferable warrants (each, a "Warrant" and, collectively, the "Warrants") for the purchase of the number of shares of Common Stock


                                                                         4/26/06
equal to fifty percent (50%) of the Issue Date Conversion Shares. The Warrants shall have a per share exercise price (the "Exercise Price") equal to $1.50(5); provided, however, that the Exercise Price will be subject to adjustment as provided in the Warrant. The Warrants shall be exercisable commencing on the Commencement Date specified in the Warrants and shall expire at the close of business on the date which is the last day of the calendar month in which the fifth annual anniversary of the Effective Date occurs. The Warrant shall have cashless exercise rights as provided in the Warrant. Except as specified above, each Warrant shall generally be in the form annexed hereto as Annex V.

                  (ii) The Warrant Shares shall be subject to the provisions of the Registration Rights Agreement.

                  g. Certain Agreements.

                  (i) For purposes of this Agreement, the following terms shall have meanings indicated:

         (A) "New Transaction Period" means the period commencing on the Closing Date and continuing through and including the Final Lock-up Date.

         (B) "Final Lock-up Date" means the date which is the earlier of (i) the date on which the aggregate principal amount of all outstanding Debentures is twenty-five percent (25%) or less of the Closed Aggregate Purchase Price, or (ii) the date which is 365 days after the Effective Date, but not counting for such purposes the days, if any, during which sale of Registrable Securities was suspended after the Effective Date.(6)

         (C) "New Transaction Price" means the Basic New Transaction Price (as defined below) except that if the New Transaction Exercise Price is lower than the Basic New Transaction Price, it means the New Transaction Exercise Price.

         (D) "Basic New Transaction Price" means, as may be applicable, on a per share basis, the lower of (1) the lowest fixed purchase price of any shares of the New Common Stock contemplated in the New Transaction, or
         (2) the lowest conversion price or put or call price which would be applicable under the terms of the New Transaction; in each such case, whether such purchase or conversion price or put or call price is stated or otherwise specified or is determined on the closing date of the New Transaction by the application of a formula set in the documents reflecting the New Transaction or could result from adjustments or revisions contemplated in the relevant agreements for the New Transaction and whenever such adjustment or revision would be applicable (and if no minimum purchase price, conversion price or put or call price, as the case may be, is set, it shall be assumed that such minimum purchase price or conversion price is $.01); and provided, further, that, if the securities issued in the New Transaction are

----------

(5)This price will apply to Warrants issued on each Closing Date; provided, however, if, prior to the Additional Closing Date, the Exercise Price for the Initial Warrants was adjusted, the stated Exercise Price for the Additional Warrants shall be such adjusted Exercise Price.

(6)By way of illustration: If the sale of Registrable Securities was suspended for ten (10) days in the interim, the applicable Final Lock-up Date will be three hundred seventy-five (375) days after the Effective Date. If on the 368th day after the Effective Date, the sale of Registrable Securities was suspended again for five (5) days, the Final Lock-up Date will be three hundred seventy
(370) days after the Effective Date.


                                                                         4/26/06
         issued at a Face Value Discount (as defined below), the New Transaction Price shall be adjusted to reflect such discount.(7)

         (E) "Exercise Threshold Price" means the then applicable Exercise
         Price.

         (F) "New Transaction Exercise Price" means the lowest exercise price per share applicable to the warrants, option or similar instrument (howsoever denominated; collectively, "New Transaction Warrants") included in such New Transaction, whether such exercise price is stated or could result from adjustments or revisions contemplated in the relevant agreements for the New Transaction and whenever such exercise price would be applicable (and, if no minimum exercise price is set, it shall be assumed that such minimum exercise price is $.01).

         (G) "Alternative Warrant Percentage" means, with respect to the relevant New Transaction, (1) the number of shares which are eligible to be purchased under the New Transaction Warrants, divided by (2) the aggregate of the shares of New Common Stock issued or issuable in such transaction (excluding the shares issuable on exercise of the New Transaction Warrants).

         (H) "Current Warrant Percentage" means, as of immediately before the consummation of the relevant New Transaction, the higher of (1) fifty percent (50%) or (2) the highest Alternative Warrant Percentage of any preceding New Transaction.

         (I) "Outstanding Warrant Shares" means, for the Warrants or for any previously issued Added Warrants, the then outstanding number of Warrant Shares which would then be issuable upon the exercise in full of such Warrants (without regard to any limitations which may then restrict the Holder's full exercise of such Warrant at any time) or such Added Warrants, if any, as in effect immediately prior to the relevant New Transaction.

         (J) "Original Warrant Shares" means, for the Warrants or for any previously issued Added Warrants, the original number of Warrant Shares issuable on exercise of such Warrants on the relevant Closing Date or as Added Warrants, as the case may be (in each case without regard to any limitations which may then restrict the Holder's full exercise of such Warrant at any time).

         (K) "Face Value Discount" means consideration less than, as the case may be, (x) the number of shares being issued multiplied by the stated purchase price, (y) the stated principal amount of a debenture, note or similar instrument or (z) the stated value of the shares of convertible stock.

                  (ii) The Company covenants and agrees that, if, during the New Transaction Period, without the prior written consent of a Majority in Interest of the Holders in each instance (which consent is in the sole discretion of the Holders and may be withheld for any reason or for no reason whatsoever), the Company enters into a New Transaction, then

         (A) the New Transaction Price shall be deemed to be the "Lowest Fixed Conversion Price" for purposes of clause (y) of the definition of "Conversion Price" in the Debentures for all Unconverted Debentures; provided, however, if there was one or more previous New Transaction Prices, the Lowest Fixed Conversion Price shall be the lowest New Transaction Price(8) of all New Transactions; and

----------

(7)By way of illustration, if convertible preferred shares having a stated value of $1 million and a fixed conversion price of $0.05 were sold for a purchase price of $800,000, the effective New Transaction Price would be $0.04.

(8)Any New Transaction Price shall be adjusted for subsequent events as contemplated by the Debentures.


                                                                         4/26/06

         (B) if the New Transaction Exercise Price of any of the New Transaction Warrants is lower than the Exercise Threshold Price of the Warrants, then the Exercise Price of the then outstanding Warrants shall be adjusted to be equal to the New Transaction Exercise Price of such New Transaction Warrants; and

         (C) if the provisions applicable to the convertible preferred stock, convertible debenture or similar instrument (howsoever denominated), if any, of the New Transaction are more beneficial to the holder of such instrument than the corresponding terms applicable to the Debentures or in or to the Warrants, as the case may be, or if the terms which are beneficial to the Company in the relevant Transaction Agreements are not included in the corresponding instrument in the New Transaction, then, unless waived by the Holder, the terms of the Transaction Agreements applying to the then outstanding Debentures or the Warrants or to the other Transaction Agreements, as the case may be, shall be modified to reflect similar terms (based, if relevant, on the Closing
         Date); provided, however, that nothing in this provision shall be read to mean that the Purchased Securities shall be changed to any other form of security;

         (D) if either (1) the Conversion Price is adjusted as contemplated by clause (A) above, and/or (2) the Alternative Warrant Percentage is greater than the Current Warrant Percentage (whether or not the Conversion Price has been adjusted as a result of the New Transaction), the Company shall issue to the Holder additional warrants ("Added Warrants") for the purchase of the number of shares equal to the excess, if any, of

                           (x) (I) the higher of (a) the Alternative Warrant
                  Percentage or (b) the Current Warrant Percentage, multiplied by (II) (a) the Purchase Price, divided by (b) the Conversion Price as determined on the Closing Date or on the closing date of the New Transaction, whichever is lower, multiplied by
                  (III) a fraction, of which the numerator is the Outstanding Warrant Shares for all Warrants (including previously issued Added Warrants) and the denominator is Original Warrant Shares for all Warrants (including previously issued Added Warrants); over

                           (y) the aggregate Outstanding Warrant Shares for all
                  Warrants (including previously issued Added Warrants);

         the terms of such Added Warrants (including, but not limited, to term of exercisability, exercise price, manner and limitations, if any, on exercise, registration rights) shall be the same as the shall be the same as the applicable New Transaction Warrants issued in such New Transaction.

                  (iii) The Company covenants and agrees that, any of the foregoing provisions of this Section 4(g) or any other provision of this Agreement or any of the other Transaction Agreements to the contrary notwithstanding, without the prior written consent of a Majority in Interest of the Holders in each instance (which consent is in the sole discretion of the Holders and may be withheld for any reason or for no reason whatsoever),

         (A) during the New Transaction Period, the Company will not enter into any New Transaction where such transaction provides for a variable conversion price or a variable exercise price;

         (B) during the period commencing on the Closing Date and continuing through the Effective Date, the Company will not enter into any New Transaction whatsoever, and

         (C) during the period commencing on the Effective Date and continuing through the date which is the sixth month anniversary of the Effective Date, the Company will not enter into any New Transaction where such New Transaction provides for any registration rights (including, but not limited to demand or piggy-back registration rights) to any one or more of the New Investors in such New Transaction.


                                                                         4/26/06

The Company acknowledges that each of the foregoing provisions is independent of the others and that a breach of any of the foregoing provisions might result in adjustments referred to in other provisions of this Section 4(g) and, in addition (and not in lieu of such adjustments, if any) shall constitute an event of default under the Debenture and the other Transaction Agreements. The Company is aware that if such event of default occurs, a Holder of a Debenture will have certain redemption rights contemplated by the Debenture.

                  (iv) Nothing in the foregoing provisions reflects either an obligation on the part of any Buyer to participate in any New Transaction or a limitation on any Buyer from participating in any New Transaction.

                  (v) Any of the foregoing provisions of this Section 4(g) or any other provision of this Agreement or any of the other Transaction Agreements to the contrary notwithstanding, the Company shall not engage in any offers, sales or other transactions of its securities which would adversely affect the exemption from registration available for the transactions contemplated by the Transaction Agreements.

                  (vi) The Company agrees that, prior to the Effective Date, the Company will not file any registration statement for the sale of shares by the Company or any other stockholder other than the Registration Statement contemplated by the Registration Rights Agreement (or amendments to such Registration Statement) and other than (x) a registration statement on Form S-8 (and any post-effective amendments thereto) and (y) a post-effective registration statement with respect to any registration statement which was effective prior to the Initial Closing Date.

                  h. Company Principal's Agreements.

                  (i) The Company hereby agrees that, no later than the Closing Date, the Company will cause each of its principal officers and all of its directors (each, a "Company Principal"), and certain Persons who are related to or controlled by such Company Principal, to execute and deliver an agreement (each, a "Company Principal's Agreement") regarding limitations on the sale or other disposition of the shares of the Company's Common Stock (or instruments convertible into or exercisable for such shares) held by such Company Principal or other Principal (as defined in the Company Principal's Agreement), except that, notwithstanding its terms, the Company Principal's Agreement will be deemed not apply to the sale of shares of Common Stock bought by a Principal in open market transactions. Subject to the foregoing, each Company Principal's Agreement shall be substantially in the form set forth in Annex VII attached hereto.

                  (ii) In addition, under certain circumstances as contemplated by the definition of "New Transaction" in this Agreement, certain future issuances by the Company to persons identified in clause (g) of such definition are conditioned on such shares being subject to a Company Principal's Agreement being executed by the relevant party (who, whether or not included in the definition of Company Principal in the preceding subparagraph (i), shall, for purposes of this Section 4(h), be deemed to be a "Company Principal" identified in such definition). The Company covenants that it will obtain such executed Company Principal's Agreement from the relevant party no later than the issuance of the relevant security to such party and that it will promptly provide a copy thereof to the Document Escrow Agent on behalf of the Buyer and the Other Buyers.

                  i. Available Shares.

                  (i) The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, a number of shares (the "Reserved Amount") at least equal to one hundred percent (100%) of the sum of
(x) the number of shares of Common Stock issuable as may be required, at any time, to satisfy the conversion rights of the Holders of principal on all outstanding Convertible Debentures plus interest thereon through the Maturity Date (assuming for such purposes that interest is paid at the the Conversion Price), plus (y) after the Authorized Share Increase (but not before), the number of shares issuable upon exercise of all outstanding Warrants held by all Holders (in each case, whether any of such outstanding Convertible Debentures or Warrants were originally issued to the Holder, the Buyer or to any other party and without regard to any restrictions which might limit any Holder's right to convert any of the Debentures or to exercise any of the Warrants held by any Holder).


                                                                         4/26/06

                  (ii) The Reserved Amount shall be determined on each Closing Date and after each New Transaction Closing Date, and thereafter on the first Trading Day after the end of each subsequent calendar quarter, and the number of shares to be reserved shall be based on (q) all outstanding Debentures and the Conversion Price which would have been applicable as of such date and (r) all unexercised Warrants as of such date. The Reserved Amount determined on such date shall remain the Reserved Amount until the Closing Date or the next Closing Date, New Transaction Closing Date or quarterly determination, as the case may be. The Company shall give written instructions to the Transfer Agent to reserve for issuance to the Buyer the number of shares equal to the Reserved Amount. The Company will, at the request of the Buyer, provide written confirmation, certified by an executive officer of the Company, of the number of shares then reserved for the Buyer and that the instructions referred to in the preceding sentence have been given to the Transfer Agent.

                  j. Publicity, Filings, Releases, Etc. Each of the parties agrees that it will not disseminate any information relating to the Transaction Agreements or the transactions contemplated thereby, including issuing any press releases, holding any press conferences or other forums, or filing any reports (collectively, "Publicity"), without giving the other party reasonable advance notice and an opportunity to comment on the contents thereof. Neither party will include in any such Publicity any statement or statements or other material to which the other party reasonably objects, unless in the reasonable opinion of counsel to the party proposing such statement, such statement is legally required to be included. In furtherance of the foregoing, the Company will provide to the Investor's Counsel (as defined in the Registration Rights Agreement) drafts of the applicable text the first filing of a Current Report on Form 8-K or a Quarterly or Annual Report on Form 10-Q or 10-K (or equivalent SB forms) intended to be made with the SEC which refers to the Transaction Agreements or the transactions contemplated thereby as soon as practicable (but at least two (2) Trading Days before such filing will be made) and will not include in such filing (or any other filing filed before then) any statement or statements or other material to which the other party reasonably objects, unless in the reasonable opinion of counsel to the party proposing such statement, such statement is legally required to be included. Notwithstanding the foregoing, each of the parties hereby consents to the inclusion of the text of the Transaction Agreements in filings made with the SEC (but any descriptive text accompanying or part of such filing shall be subject to the other provisions of this paragraph). Notwithstanding, but subject to, the foregoing provisions of this Section 4(j), the Company will, after the Closing Date, promptly issue a press release and file a Current Report on Form 8-K or, if appropriate, a quarterly or annual report on the appropriate form, referring to the transactions contemplated by the Transaction Agreements.

                    k. Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under the Transaction Agreements are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any Other Buyer under any one or more of the Transaction Agreements. The decision of each Buyer or Other Buyer to purchase Purchased Securities pursuant to the Transaction Agreements has been made by such Buyer independently of any Other Buyer and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its subsidiaries, if any, which may been made or given by any Other Buyer or any of their respective officers, directors, principals, employees, agents, counsel or representatives (collectively, including the Buyer, the "Buyer Representatives"). No Buyer Representative shall have any liability to any Other Buyer or the Company relating to or arising from any such information, materials, statements or opinions, if any. Each Buyer acknowledges that no Other Buyer has acted as agent for such Buyer in connection with making its investment hereunder and that no Buyer will be acting as agent of such Other Buyer in connection with monitoring its investment in the Purchased Securities or enforcing its rights under the Transaction Agreements. Each Buyer shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Agreements, and it shall not be necessary for any Other Buyer to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that, for reasons of administrative convenience, (x) the Transaction Agreements have been prepared by counsel for one of the Buyers and such counsel does not represent all of the Buyers with respect to the transactions contemplated hereby, and each other Buyer has retained its own counsel (or had the opportunity to do so) with respect to such transactions, and
(y) the Company has elected to provide each of the Buyers with the same Transaction Agreements for the purpose of closing a transaction with


                                                                         4/26/06
multiple Buyers and not because it was required or requested to do so by any Buyer. In furtherance of the foregoing, and not in limitation thereof, the Company acknowledges that nothing contained in this Agreement or in any Transaction Agreement, and no action taken by any Buyer pursuant thereto, shall be deemed to constitute any two or more Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Agreements.

                  l. Equal Treatment of Buyers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Agreements unless the same consideration is also offered to all of the parties to the Transaction Agreements.

                  m. Independent Investment Decision. No Buyer has agreed to act with any Other Buyer for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Buyer is acting independently with respect to its investment in the Securities. The decision of each Buyer to purchase Purchased Securities pursuant to this Agreement has been made by such Buyer independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or its subsidiaries which may have made or given by any Other Buyer or by any agent or employee of any Other Buyer, and no Buyer or any of its agents or employees shall have any liability to any Other Buyer (or any other person) relating to or arising from any such information, materials, statements or opinions.

                  n. NASD Rule 2710. The Company is aware that the Corporate Financing Rule 2710 ("NASD Rule 2710") of the National Association of Securities Dealers ("NASD") is or may become applicable to the transactions contemplated by the Transaction Agreements or to the sale by a Holder of any of the Securities. If NASD Rule 2710 is so applicable, the Company shall, to the extent required by such rule, cooperate with any broker or selling stockholder in respect of any consents, authorizations or approvals that may be necessary for the NASD to timely and expeditiously permit the stockholder to sell the securities.

                  o. Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary, if any, to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and such subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

                  p. Authorized Share Increase.

                  (i) The Company will take all commercially reasonable steps necessary to effectuate the filing of an amendment to its Certificate of Incorporation, as currently in effect, to reflect the Authorized Share Increase. In furtherance of the foregoing, it will take all reasonable steps necessary to have the stockholders meeting held and to obtain the requisite stockholder approval, including, but not necessarily limited to, filing with the SEC and distributing to the Company's stockholders a notice of and a proxy statement for a stockholders meeting expected to be held by June 30, 2006 (or as soon thereafter as may be practicable), and the Board of Directors' recommending approval of the Authorized Share Increase. Upon the requisite authorization for the Authorize Share Increase, the Company will file the Charter Amendment, such filing to be made no later than the Filing Date (as defined below).

                  (ii) The term "Filing Date" means July 15, 2006, unless the SEC issues comments on the preliminary proxy statement filed by the Company, in which event, it means July 31, 2006. The term "Filing Evidence Date" means the date which is three (3) Trading Days after the Filing Date.


                                                                         4/26/06

                  (iii) The Company will provide evidence of the timely filing of the Charter Amendment. Evidence of such filing (the "Filing Evidence") shall be made by the Company providing a letter from Company Counsel to the Document Escrow Agent within three (3) Trading Days after the filing of the amendment, but in no event later than the Filing Evidence Date, confirming (1) the Authorized Share Increase was duly approved by the Company's stockholders on or before the Filing Date, and (2) confirming the filing of the amendment to the Certificate of Incorporation, specifying the date of such filing and providing a copy of the amendment which is either (x) an original or a photocopy of the amendment certified or stamped by the office in the State of Incorporation in which the amendment was filed or (y) a photocopy of the amendment as filed, together with an unqualified confirmation from Company Counsel that such amendment has been filed.

                  5. TRANSFER AGENT INSTRUCTIONS.

                  a. The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give the Transfer Agent no instructions inconsistent with instructions to issue Common Stock from time to time upon conversion of the Debentures or exercise of the Warrants or in connection with the issuance of Payment Shares, as may be applicable from time to time, in such amounts as specified from time to time by the Company to the Transfer Agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Holder in connection therewith. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Agreements. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act or upon request from a Holder while the Registration Statement is effective, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Conversion Shares, the Warrant Shares or the Payment Shares, as may be applicable, promptly instruct the Transfer Agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

                  b. (i) The Company understands that a delay in the delivery of Conversion Certificates, whether on conversion of the Debenture and/or in payment of accrued interest or on exercise of the Warrants, beyond the relevant Delivery Date (as defined in the Debenture or Warrant, as the case may be) could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay late payments to the Holder for late issuance of the Conversion Certificates in accordance with the following schedule (where "No. Business Days Late" is defined as the number of Trading Days beyond two (2) Trading Days after the Delivery Date):(9)


----------

(9) Example: Notice of Conversion or Notice of Exercise is delivered on Monday, October 2, 2006. The Delivery Date would be Thursday, October 5 (the third Trading Day after such delivery). If the certificate is delivered by Monday, October 9 (2 Trading Days after the Delivery Date), no payment under this provision is due. If the certificates are delivered on October 10, that is 1 "Trading Day Late" in the table below; if delivered on October 17, that is 6 "Trading Days Late" in the table.


                                                                         4/26/06

                                            Late Payment For Each $10,000
                                            of Principal or Interest Being Converted or
         No. Business Days Late       of Exercise Price of Warrant Being Exercised
                            1                                  $100
                            2                                  $200
                            3                                  $300
                            4                                  $400
                            5                                  $500
                            6                                  $600
                            7                                  $700
                            8                                  $800
                            9                                  $900
                            10                                 $1,000
                            >10                                $1,000 + $200 for each Business
                                                               Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to issue and deliver the Conversion Certificates to the Holder within a reasonable time. Furthermore, in addition to any other remedies which may be available to a Holder, in the event that the Company fails for any reason to effect delivery of such Conversion Certificates within two (2) Trading Days after the Delivery Date, the Converting Holder will be entitled to revoke the relevant Notice of Conversion or Notice of Exercise by delivering a notice to such effect to the Company prior to the Converting Holder's receipt of the relevant Conversion Certificates, whereupon the Company and the Converting Holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion or Notice of Exercise, as the case may be; provided, however, that any payments contemplated by this Section 5(b) of this Agreement which have accrued through the date of such revocation notice shall remain due and owing to the Converting Holder notwithstanding such revocation.

                    (ii) If, by the tenth Trading Day after the relevant Delivery Date, the Company fails for any reason to deliver the Conversion Certificates, but at any time after the Delivery Date, the Converting Holder purchases, in an arm's-length open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the shares to be issued upon such conversion (a "Buy-In"), the Converting Holder shall have the right to require the Company to pay to the Converting Holder, in addition to and not in lieu of the amounts contemplated in other provisions of the Transaction Agreements, including, but not limited to, the provisions of the immediately preceding Section 5(b)(i)), the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the number of Sold Shares multiplied by the excess, if any, of (x) the Holder's total purchase price per share (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds per share (after brokerage commissions, if any) received by the Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Holder in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Holder will be $1,000.

                  c. The provisions of this paragraph apply on or after the Effective Date. After such Effective Date, the Company will issue Shares without legend and without transfer restrictions on the books of the Transfer Agent, and, at the request of the Holder, will use it best efforts to have previously issued certificates representing the Shares re-issued without legend and without transfer restrictions on the books of the Transfer


                                                                         4/26/06

Agent. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion of the Debenture or exercise of a Warrant or at the request of the Holder with respect to any Shares previously issued, provided the Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Holder and the Holder's compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause the Transfer Agent to electronically transmit to the Holder the Common Stock issuable upon conversion of the Debenture or exercise of the Warrant or in replacement of any Shares previously issued by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system. Anything to the contrary herein or in any other Transaction Agreement notwithstanding, the Buyer acknowledges that the Buyer is aware that the Company's current Transfer Agent does not currently participate in the DTC program.

                  d. The Company shall assume any fees or charges of the Transfer Agent or Company counsel regarding (i) the removal of a legend or stop transfer instructions with respect to Registrable Securities, and (ii) the issuance of certificates or DTC registration to or in the name of the Holder or the Holder's designee or to a transferee as contemplated by an effective Registration Statement. Notwithstanding the foregoing, it shall be the Holder's responsibility to obtain all needed formal requirements (specifically: medallion guarantee and prospectus delivery compliance) in connection with any electronic issuance of shares of Common Stock.

                  e. The Holder of a Debenture or a Warrant shall be entitled to exercise its conversion or exercise privilege with respect to the Debenture or the Warrant, as the case may be, notwithstanding the commencement of any case under 11 U.S.C. ss.101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of such holder's exercise privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of the conversion of the Debenture or the exercise of the Warrant. The Company agrees, without cost or expense to such Holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. ss.362.

                  f. The Company will authorize the Transfer Agent to give information relating to the Company directly to the Holder or the Holder's representatives upon the request of the Buyer or any such representative, to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Holder in connection with a Notice of Conversion or a Notice of Exercise, or (ii) the aggregate number of outstanding shares of Common Stock of all stockholders (as a group and not individually) as of a current or other specified date. At the request of the Holder, the Company will provide the Holder with a copy of the authorization so given to the Transfer Agent.

                  6. CLOSING DATE.

                  a. The Initial Closing Date shall occur on the date which is the first Trading Day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

                  b. (i) Subject to the provisions of subparagraph this Section 6(b), the Additional Closing Date shall be the date specified in the Additional Closing Date Notice (as defined below).

                    (ii) Subject to the other provisions of this Section 6(b), the term "Additional Closing Date Notice" means a written notice given by the Company to the Buyer and to the Placement Agent by fax transmission or hand delivery no earlier than the date the Company submits the Filing Evidence to the Document Escrow Agent and no later than the Filing Evidence Date.

                    (iii) It also shall be a condition to the giving of an Additional Closing Date Notice that the representations and warranties of the Company contained in Section 3 and otherwise in this Agreement,


                                                                         4/26/06
shall be true and correct in all material respects and there shall have been no Material Adverse Effect from the Initial Closing Date through and including the date the Company gives the Additional Closing Date Notice to the Buyer (and the Company's issuance of the Additional Closing Date Notice shall constitute the Company's making each such representation and warranty as of such date).

                    (iv) The Additional Closing Date Notice shall specify a Trading Day, which shall not be less than five (5) and not more than ten (10) Trading Days after the date the Additional Closing Date Notice is given as provided in subparagraph (ii) above as date which will be the Additional Closing Date.

                    (v) The Company shall execute the Certificates for the Additional Debentures and the Additional Warrants and deliver them to the Document Escrow Agent at least one Trading Day prior to the Additional Closing Date. The "Issue Date" and the execution date in such Additional Debentures and Additional Warrants shall be left blank and the Company will authorize the Document Escrow Agent, upon their release to the Buyer, to fill in such dates based on the date of the Additional Closing Date.

                    (vi) Upon receipt of the Additional Closing Date Notice, the Buyer will pay the Additional Purchase Price by delivering immediately available good funds in such amount to the Funds Escrow Agent no later than the date prior to the Additional Closing Date, as contemplated by Section 1(c)(i) hereof.

                    (vii) Except as provided in this Section 6(b), the closing for the Additional Debentures and the Additional Warrants shall be conducted upon the same terms and conditions as those applicable to the Initial Debentures and Initial Warrants.

                    (viii) The Company hereby covenants and agrees that the Company will issue the Additional Closing Date Notice to the Buyer and the Placement Agent on a timely basis.

                    (ix) If any one of the following conditions is true:

         (x) the Company advises the Document Escrow Agent in writing that the stockholders did not approve the Authorized Share Increase;

         (y) the Company does not provide the Filing Evidence to the Document Escrow Agent by the Filing Evidence Date; or

         (z) the Company does not timely give the Additional Closing Date
         Notice,

then the obligations of the Buyer to purchase the Additional Debentures and the Additional Warrants and the obligations of the Company to issue the Additional Debentures and the Additional Warrants shall automatically terminate (an "Additional Closing Date Termination"). Such Additional Closing Date Termination shall not affect the obligations of the Company or the Buyer under any of the other Transaction Agreements, including, without limitation, the Registration Rights Agreement, except that, as of the Additional Closing Date Termination, the Transaction Agreements shall be deemed not to refer to any unissued Additional Debentures and Additional Warrants. All obligations (other than the unconsummated purchase and sale obligations) accrued as of such Additional Closing Date Termination shall remain in effect.

                    (x) If there is an Additional Closing Date Termination, the Document Escrow Agent will (a) return all Certificates for the Additional Debentures and Additional Warrants then being held in escrow and (b) direct the Funds Escrow Agent to return any Additional Purchase Price amounts held by the Funds Escrow Agent to the Buyer. Notwithstanding the foregoing, each Buyer understands that the Funds Escrow Agent may require certain information from the Buyer prior to effecting such return, and, if such information is requested, (q) the Funds Escrow Agent may not disburse such funds to the Buyer without such information, and (r) any directions given by the Document Escrow Agent may not be effected until such information is provided.


                                                                         4/26/06

                    (xi) In addition to, and not in lieu of, the foregoing, the Company agrees that if there is an Additional Closing Date Termination, the Company will not, without the prior written consent of a Majority in Interest of the Holders in each instance (which consent is in the sole discretion of the Holders and may be withheld for any reason or for no reason whatsoever), enter into any New Transaction whatsoever until the date which is the first annual anniversary of the Initial Closing Date.

                  c. Each closing of the purchase and issuance of Debentures and Warrants shall occur on the relevant Closing Date at the offices of the Escrow Agent.

                  d. Notwithstanding anything to the contrary contained herein, on the relevant Closing Date upon satisfaction of the conditions set forth in Sections 7 and 8 hereof and as provided in the Joint Escrow Instructions, the Document Escrow Agent will be authorized to (i) authorize the Funds Escrow Agent to release the relevant Escrow Funds to the Company and to others, as provided in the Joint Escrow Instructions, and (ii) as provided herein, release to the Buyer the relevant Certificates issued to the Buyer.

                  7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  The Buyer understands that the Company's obligation to sell the relevant Purchased Securities to the Buyer pursuant to this Agreement on the relevant Closing Date is conditioned upon:

                  a. The execution and delivery of this Agreement by the Buyer on or before such Closing Date;

                  b. Delivery by the Buyer to the Funds Escrow Agent by the relevant Closing Date of good funds as payment in full of an amount equal to the relevant Purchase Price in accordance with this Agreement;

                  c. The accuracy on such Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

                  d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

                  8. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

                  The Company understands that the Buyer's obligation to purchase the relevant Purchased Securities on the relevant Closing Date is conditioned upon:

                  a. The execution and delivery of this Agreement and the other Transaction Agreements by the Company on or before such Closing Date;

                  b. The delivery by the Company to the Document Escrow Agent of the relevant Certificates in accordance with this Agreement;

                  c. The delivery by the Company to the Document Escrow Agent on or before the Initial Closing Date of the executed Company Principal's Agreements from each Company Principal and the related Principals (as defined in each Company Principal's Agreement) of such Company Principal;

                  d. On such Closing Date, each of the Transaction Agreements executed by the Company on or before such date shall be in full force and effect and the Company shall not be in default thereunder;

                  e. The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the


                                                                         4/26/06

Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

                  f. The delivery to the Document Escrow Agent of an opinion of counsel for the Company, dated such Closing Date, addressed to the Buyer and the Other Buyers and to the Placement Agent, in form, scope and substance reasonably satisfactory to the Buyer and the Placement Agent, substantially to the effect set forth in Annex III attached hereto; provided, that, on the Additional Closing Date such opinion may refer to the opinion issued on the Initial Closing Date and indicate that the Buyer and the Placement Agent may continue to rely on it with respect to the transactions and the securities issued in connection with the Additional Closing Date;

                  g. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained;

                  h. From and after the date hereof to and including such Closing Date, each of the following conditions will remain in effect: (i) the trading of the Common Stock shall not have been suspended by the SEC or on the Principal Trading Market; (ii) trading in securities generally on the Principal Trading Market shall not have been suspended or limited; (iii), no minimum prices shall been established for securities traded on the Principal Trading Market; and (iv) there shall not have been any material adverse change in any financial market; and

                  i. With respect to the Additional Closing Date,

                  (i) the receipt by the Document Escrow Agent of the Filing Evidence on or before the Filing Evidence Date;

                  (ii) the receipt by the Buyer of the Additional Closing Date Notice, which shall have been duly and timely given as provided in the relevant provisions of Section 6(b); and

                  (iii) the representations and warranties of the Company contained in Section 3 hereof shall be true and correct in all material respects as if made on the Additional Closing Date (rather than the Initial Closing Date) and there shall have been no Material Adverse Effect from the Initial Closing Date through and including the Additional Closing Date (and an executive officer of the Company shall issue an Officer's Certificate substantially in the form of Annex X hereto with respect thereto; provided, however, that such Officer's Certificate may update certain information, such as the number of shares of the Company's stock outstanding, included in Section 3).

                  9. INDEMNIFICATION AND REIMBURSEMENT.

                  a. (i) The Company agrees to indemnify and hold harmless the Buyer and its officers, directors, employees, and agents, and each Buyer Control Person from and against any losses, claims, damages, liabilities or expenses incurred (collectively, "Damages"), joint or several, and any action in respect thereof to which the Buyer, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Buyer Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from Buyer's failure to perform any covenant or agreement contained in this Agreement or the Buyer's or its officer's, director's, employee's, agent's or Buyer Control Person's illegal or willful misconduct, gross negligence, recklessness or bad faith (in each case, as determined by a non-appealable judgment to such effect) in performing its obligations under this Agreement.

                     (ii) The Company hereby agrees that, if the Buyer, other than by reason of its gross negligence or willful misconduct (in each case, as determined by a non-appealable judgment to such effect), (x) becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or if the Buyer is impleaded in any such action, proceeding or investigation by


                                                                         4/26/06
any Person, or (y) becomes involved in any capacity in any action, proceeding or investigation brought by the SEC, any self-regulatory organization or other body having jurisdiction, against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or (z) is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company shall indemnify, defend and hold harmless the Buyer from and against and in respect of all losses, claims, liabilities, damages or expenses resulting from, imposed upon or incurred by the Buyer, directly or indirectly, and reimburse such Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The indemnification and reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Buyer who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and Buyer Control Persons (if any), as the case may be, of the Buyer and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyer, any such Affiliate and any such Person. The Company also agrees that neither the Buyer nor any such Affiliate, partner, director, agent, employee or Buyer Control Person shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or the other Transaction Agreements, except as may be expressly and specifically provided in or contemplated by this Agreement.

                  b. All claims for indemnification by any Indemnified Party (as defined below) under this Section shall be asserted and resolved as follows:

                    (i) In the event any claim or demand in respect of which any Person claiming indemnification under any provision of this Section (an "Indemnified Party") might seek indemnity under paragraph (a) of this Section is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or an Affiliate thereof (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of this Section against any Person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under this Section and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim. The following provisions shall also apply.

         (x) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this paragraph (b) of this Section, then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to paragraph (a) of this Section). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery


                                                                         4/26/06
         of the notice referred to in the first sentence of this subparagraph
         (x), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this subparagraph (x), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under paragraph (a) of this Section with respect to such Third Party Claim.

         (y) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to paragraph (b) of this Section, or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, each in a reasonable manner, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this subparagraph (y), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in subparagraph(z) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this subparagraph (y) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this subparagraph (y), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

         (z) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under paragraph
         (a) of this Section or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.


                                                                         4/26/06

                    (ii) In the event any Indemnified Party should have a claim under paragraph (a) of this Section against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under paragraph (a) of this Section specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

                  c. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to.

                  10. JURY TRIAL WAIVER. The Company and the Buyer hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Agreements.

                  11. SPECIFIC PERFORMANCE. The Company and the Buyer acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement or any of the other Transaction Agreements were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties (including any Holder) shall be entitled to an injunction or injunctions, without (except as specified below) the necessity to post a bond, to prevent or cure breaches of the provisions of this Agreement or such other Transaction Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity; provided, however that the Company, upon receipt of a Notice of Conversion or a Notice of Exercise, may not fail or refuse to deliver the stock certificates and the related legal opinions, if any, based on any claim that the Holder has violated any provision hereof or for any other reason, unless the Company has first posted a bond for one hundred fifty percent (150%) of the principal amount and then obtained a court order specifically directing it not to deliver said stock certificates to the Holder. This provision is deemed incorporated by reference into each of the Transaction Agreements as if set forth therein in full.

                  12. GOVERNING LAW: MISCELLANEOUS.

                  a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Agreement or any of the other Transaction Agreements and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.


                                                                         4/26/06

                  b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  c. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  d. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  e. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                  f. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

                  g. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  h. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  i. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

                  j. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                  k. All dollar amounts referred to or contemplated by this Agreement or any other Transaction Agreement shall be deemed to refer to US Dollars, unless otherwise explicitly stated to the contrary.

                  13. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

                           (a) the date delivered, if delivered by personal
                  delivery as against written receipt therefor or by confirmed facsimile transmission,

                           (b) the fifth Trading Day after deposit, postage
                  prepaid, in the United States Postal Service by registered or certified mail, or

                           (c) the third Trading Day after mailing by domestic
                  or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):


                                                                         4/26/06

COMPANY:       At the address set forth at the head of this Agreement.
                        Attn: President
                        Telephone No.: (732) 440-1992
                        Telecopier No.: (732) 389-7542

                        with a copy to:

                        Aboudi & Brounstein
                        Attn: David Aboudi, Esq.
                        Rechov Gavish 3, POB 2432
                        Kfar Saba Industrial Zone 44641 Israel
                        Telephone No.: (011-972-9) 764-4833
                        Telecopier No.: (011-972-9) 764-4834

BUYER:         At the address set forth on the signature page of this Agreement.

                        with a copy to:

                        Krieger & Prager LLP, Esqs.
                        39 Broadway
                        Suite 1440
                        New York, NY 10006
                        Attn: Ronald J. Nussbaum, Esq.
                        Telephone No.: (212) 363-2900
                        Telecopier No.  (212) 363-2999

DOCUMENT
ESCROW AGENT:           Krieger & Prager LLP, Esqs.
                        39 Broadway
                        Suite 1440
                        New York, NY 10006
                        Attn: Samuel Krieger, Esq.
                        Telephone No.: (212) 363-2900
                        Telecopier No.  (212) 363-2999

                  14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the Purchase Price, for a period of three (3) years after the Closing Date and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]


                                                                         4/26/06

                 [SECURITIES PURCHASE AGREEMENT SIGNATURE PAGE]

                  IN WITNESS WHEREOF, with respect to the Purchase Price specified below, each the undersigned represents that the foregoing statements made by it above are true and correct and that it has caused this Agreement to be duly executed on its behalf (if an entity, by one of its officers thereunto duly authorized) as of the date first above written.

TOTAL PURCHASE PRICE:               $________________________

    [Note: The TOTAL PURCHASE PRICE is the aggregate total to be paid by the Buyer on the Initial Closing Date and the Additional Closing Date.]

                                     BUYER:


--------------------------------    ------------------------------------
Address                             Printed Name of Buyer

--------------------------------

                                          By: _________________________________
Telecopier No. _________________             (Signature of Authorized Person)

                                              ---------------------------------
______________________________       Printed Name and Title
Jurisdiction of Incorporation
or Organization

If the above Notice Address is not the Residence (for individual Buyer) or Principal Place of Business (for Buyer which is not an individual), such Residence or Principal Place of Business is:

-----------------------------

-----------------------------

-----------------------------


                                    COMPANY:

AMEDIA NETWORKS, INC.

By:               __________________________

Title:            __________________________


                                                                         4/26/06